Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

     Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of Professionally Managed Portfolios, does hereby certify, to such officer's knowledge, that the report on Form N-CSR of Professionally Managed Portfolios for the six months ended April 30, 2003 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, that the and information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of Professionally Managed Portfolios.


/s/ Robert M. Slotky                               /s/ Eric W. Falkeis
--------------------                               -------------------
Robert M. Slotky                                   Eric W. Falkeis
President, Professionally                          Treasurer, Professionally
Managed Portfolios                                 Managed Portfolios

Dated: July 2, 2003


A signed original of this written statement required by Section 906 has been provided to Professionally Managed Portfolios and will be retained by Professionally Managed Portfolios and furnished to the SEC or its staff upon request. This statement accompanies this report on Form N-CSR pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Professionally Managed Portfolios for purposes of the Securities Exchange Act of 1934.